EXHIBIT 10.A.21

                             DATA List of Officers


June 9, 1995
Mr. "Name"
1 Infinite Loop
Cupertino, California 95014


                               Retention Agreement


Dear "First name":

           Apple Computer, Inc., a California corporation (the "Company"), considers it essential to the best interests of its stockholders to take reasonable steps to retain key management personnel. Further, the Board of Directors of the Company (the "Board") recognizes that the uncertainty and questions which might arise among management in the context of a change in control of the Company could result in the departure or distraction of management personnel to the detriment of the Company and its stockholders.

           The Board has determined, therefore, that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the management of the Company and its subsidiaries, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from any possible change in control of the Company.

           In order to induce you to remain in the employ of the Company, the Company has determined to enter into this letter agreement (this "Agreement") which addresses the terms and conditions of your employment in the event of a change in control of the Company. Capitalized words which are not otherwise defined herein shall have the meanings assigned to such words in Section 8 of this Agreement.

           1. Term of Employment Under the Agreement. The term of your employment under this Agreement shall commence on the Change in Control Date and shall continue until the second anniversary of the Change in Control Date (the "Term").

           2. Employment During the Term. During the Term, the following terms and conditions shall apply to your employment with the Company:

          (a) Titles; Reporting and Duties. Your position, titles, nature and status of responsibilities and reporting obligations shall be no less favorable to you than those that you enjoyed immediately prior to the Change in Control Date.

           (b) Salary and Bonus. Your base salary and annual bonus opportunity may not be reduced, and your base salary shall be periodically reviewed and increased in the manner commensurate with increases awarded to other similarly situated executives of the Company.

            (c) Incentive Compensation. You shall be eligible to participate in each long-term incentive plan or arrangement established by the Company for its executive employees, in accordance with the terms and provisions of such plan or arrangement and at a level consistent with the Company's practices applicable to you prior to the Change in Control Date.

           (d) Benefits. You shall be eligible to participate in all pension, welfare and fringe benefit plans and arrangements that the Company provides to its executive employees in accordance with the terms of such plans and arrangements, which shall be no less favorable to you, in the aggregate, than the terms and provisions available to other executive employees of the Company.

           (e) Location. You will continue to be employed at the business location at which you were employed prior to the Change in Control Date and the amount of time that you are required to travel for business purposes will not be increased in any significant respect from the amount of business travel required of you prior to the Change in Control Date.

          3.   Involuntary Termination During the Term.

           (a) Severance Payment. In the event of your Involuntary Termination during the Term, the Company shall pay you within 5 days of the date of such Involuntary Termination the full amount of any earned but unpaid base salary through the Date of Termination at the rate in effect at the time of the Notice of Termination, plus a cash payment (calculated on the basis of your Reference Salary) for all unused vacation time which you may have accrued as of the Date of Termination. The Company shall also pay you within 5 days of the Date of Termination a pro rata portion of the annual bonus for the year in which your Involuntary Termination occurs, calculated on the basis of your target bonus for that year and on the assumption that all performance targets have been or will be achieved. In addition, the Company shall pay you in a cash lump sum, within 8 days following the date of your execution of the release described in the last sentence of this Section 3(a) (or on the Date of Termination, if later), an amount (the "Severance Payment") equal to the sum of (i) two times your Reference Salary and (ii) one times your Reference Bonus. The Severance Payment shall be in lieu of any other severance payments which you are entitled to receive under any other severance pay plan or arrangement sponsored by the Company and its subsidiaries. Your right to the Severance Payment shall be conditioned upon your execution of a release in favor of the Company in substantially the form of the release required for the receipt of severance payments under the Severance Plan (as in effect on the date of this Agreement) which is not revoked by you within the seven-day revocation period specified therein.

            (b)   Benefit  Payment.   In  the  event  of  your  Involuntary
Termination during the Term, you and your eligible dependents shall continue to be eligible to participate during the Benefit Continuation Period (as hereinafter defined) in the medical, dental, health, life and other fringe benefit plans and arrangements applicable to you immediately prior to your Involuntary Termination on the same terms and conditions in effect for you and your dependents immediately prior to such Involuntary Termination. For purposes of the previous sentence, "Benefit Continuation Period" means the period beginning on the Date of Termination and ending on the earlier to occur of (i) the second anniversary of the Date of Termination and (ii) the date that you and your dependents are eligible and elect coverage under the plans of a subsequent employer which provide substantially equivalent or greater benefits to you and your dependents.

           (c) Date and Notice of Termination. Any termination of your employment by the Company or by you during the Term shall be communicated by a notice of termination to the other party hereto (the "Notice of Termination"). The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated. The date of your termination of employment with the Company and its subsidiaries (the "Date of Termination") shall be determined as follows:
(i) if your employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30) day period), (ii) if your employment is terminated by the Company in an
Involuntary  Termination,  five (5) days  after  the  date  the  Notice  of
Termination is received by you and (iii) if your employment is terminated by the Company for Cause, the later of the date specified in the Notice of Termination or ten (10) days following the date such notice is received by you. If the basis for your Involuntary Termination is your resignation for Good Reason, the Date of Termination shall be ten (10) days after the date your Notice of Termination is received by the Company. The Date of Termination for a resignation of employment other than for Good Reason shall be the date set forth in the applicable notice, which shall be no earlier than ten (10) days after the date such notice is received by the Company.

           (d) No Mitigation or Offset. You shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by you as the result of employment by another employer or by pension benefits paid by the Company or another employer after the Date of Termination or otherwise except as specifically provided in clause (ii) of the last sentence of Section 3(b).

          4.   Additional Payment.

           (a) Gross-Up Payment. Notwithstanding anything herein to the contrary, if it is determined that any Payment would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then you shall be entitled to an additional payment (a "Gross-Up Payment") in an amount that will place you in the same after-tax economic position that you would have enjoyed if the Excise Tax had not applied to the
Payment. The amount of the Gross-Up Payment shall be determined by the Accounting Firm in accordance with the formula
{(E x (1 - M)/(1 - T)) - E} (or such other formula as the Accounting Firm deems appropriate which is intended to achieve the same result), where
          E equals the Payments which are determined to be "excess parachute payments" within the meaning of Section
               280G(b)(1) of the Code;

          M equals the sum of the highest marginal rates1 for Taxes applicable to you at the time of the Payment; and

          T equals M plus the rate of Excise Tax applicable to the Payment.

No Gross-Up Payments shall be payable hereunder if the Accounting Firm determines that the Payments are not subject to an Excise Tax.

            (b) Determination of Gross-Up Payment. Subject to the provisions of Section 4(c), all determinations required under this Section 4, including whether a Gross-Up Payment is required, the amount of the Payments constituting excess parachute payments, and the amount of the Gross-Up Payment, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to you and the Company within fifteen days of the Change in Control Date, your Date of Termination or any other date reasonably requested by you or the Company on which a determination under this Section 4 is necessary or advisable. The Company shall pay to you the initial Gross-Up Payment within 5 days of the receipt by you and the Company of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by you, the Company shall cause the Accounting Firm to provide you with an opinion that the Accounting Firm has substantial authority under the Code and Regulations not to report an Excise Tax on your federal income tax return. Any determination by the Accounting Firm shall be binding upon you and the Company. If the initial Gross-Up Payment is insufficient to cover the amount of the Excise Tax that is ultimately determined to be owing by you with respect to any Payment (hereinafter an "Underpayment"), the Company, after exhausting its remedies under Section 4(c) below, shall promptly pay to you an additional Gross-Up Payment in respect of the Underpayment.

           (c) Procedures. You shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notice shall be given as soon as practicable after you know of such claim and shall apprise the Company of the nature of the claim and the date on which the claim is requested to be paid. You agree not to pay the claim until the expiration of the thirty-day period following the date on which you notify the Company, or such shorter period ending on the date the Taxes with respect to such claim are due (the "Notice Period"). If the Company notifies you in writing prior to the expiration of the Notice Period that it desires to contest the claim, you shall: (i) give the Company any information reasonably requested by the Company relating to the claim; (ii) take such action in connection with the claim as the Company may reasonably request, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably acceptable to you; (iii) cooperate with the Company in good faith in contesting the claim; and (iv) permit the Company to participate in any proceedings relating to the claim. You shall permit the Company to control all proceedings related to the claim and, at its option, permit the Company to pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim. If requested by the Company, you agree either to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as the Company shall determine; provided, however, that, if the Company directs you to pay such claim and pursue a refund, the Company shall advance the amount of such payment to you on an after-tax and interest-free basis (the "Advance"). The Company's control of the contest related to the claim shall be limited to the issues related to the Gross-Up Payment and you shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or other taxing authority. If the Company does not notify you in writing prior to the end of the Notice Period of its desire to contest the claim, the Company shall pay to you an additional Gross-Up Payment in respect of the excess parachute payments that are the subject of the claim, and you agree to pay the amount of the Excise Tax that is the subject of the claim to the applicable taxing authority in accordance with applicable law.

           (d) Repayments. If, after receipt by you of an Advance, you become entitled to a refund with respect to the claim to which such Advance relates, you shall pay the Company the amount of the refund (together with any interest paid or credited thereon after Taxes applicable thereto). If, after receipt by you of an Advance, a determination is made that you shall not be entitled to any refund with respect to the claim and the Company does not promptly notify you of its intent to contest the denial of refund, then the amount of the Advance shall not be required to be repaid by you and the amount thereof shall offset the amount of the additional Gross-Up Payment then owing to you.

           (e) Further Assurances. The Company shall indemnify you and hold you harmless, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities ("Losses") incurred by you with respect to the exercise by the Company of any of its rights under this
Section  4,  including,  without limitation,  any  Losses  related  to  the
Company's  decision  to  contest a claim  or  any  imputed  income  to  you resulting from any Advance or action taken on your behalf by the Company hereunder. The Company shall pay all legal fees and expenses incurred under this Section 4, and shall promptly reimburse you for the reasonable expenses incurred by you in connection with any actions taken by the Company or required to be taken by you hereunder. The Company shall also pay all of

                                       27
__________________________
1 To be expressed in up to three decimal places. For example, a combined federal, state and local marginal rate of 56% would be expressed as .560.

the   fees  and  expenses  of  the  Accounting  Firm,  including,   without
limitation,  the fees and expenses related to the opinion  referred  to  in
Section 4(b).

           (f)   Combined  Payments.   Anything in this Section  4  to  the
contrary notwithstanding, the Company shall have no obligation to pay you a required Gross-Up Payment under this Section 4 if the aggregate amount of all Combined Payments has at the time such payment is due exceeded the
Limit.   If  the amount of a Gross-Up Payment to you under this  Section  4 would result in the Combined Payments exceeding the Limit, the Company shall pay you only the portion, if any, of the Gross-Up Payment which can be paid to you without causing the aggregate amount of all Combined Payments to exceed the Limit. In the event that you are entitled to a Gross-Up Payment under this Section 4 and other employees or former employees of the Company are also entitled to gross-up payments under the corresponding provisions of the applicable Combined Arrangements and the aggregate amount of all such payments would cause the Limit on Combined Payments to be exceeded, the Company shall allocate the amount of the reduction necessary to comply with the Limit among all such payments in the proportion that the amount of each such gross-up payment bears to the aggregate amount of all such payments. Nothing in this Section 4(f) shall require you to repay to the Company any amount that was previously paid to you under this Section 4.

          5.   Other Provisions.

           (a) Vesting and Exercise. All Equity Awards granted to you under the Equity Plans (including Short-Term Awards) shall vest and become exercisable in the event of your Involuntary Termination on or following the Change in Control Date. If you are employed by the Company on the date of the Equity Plan Change in Control, your Equity Awards will vest and become exercisable as of such date.

           (b) Effect of 30-Day Alternative. In accordance with the terms of the Equity Plans, upon an Equity Plan Change in Control, Equity Awards which are options or stock appreciation rights are "cashed out," unless the Administrator in its discretion determines not to do so. In the event that the Administrator elects not to cash out such Equity Awards, the Administrator has the discretion in the context of a merger or sale of all or substantially all of the assets of the Company either (i) to cause such Equity Awards to be assumed or an equivalent option or stock appreciation right granted by the successor corporation to the Company or a parent or subsidiary of such successor corporation, or (ii) to provide that your Equity Awards will remain outstanding for a thirty-day period beginning on the date that you are so notified of such action by the Administrator and that such Equity Awards will expire to the extent not exercised at the end of such thirty-day period (the "30-Day Alternative"). If the Administrator determines to utilize the 30-Day Alternative, the Company shall pay you with respect to each such Equity Award the excess, if any (the "Additional Amount"), of the Change in Control Price you would have received had the Equity Award been cashed out on the date of the Equity Plan Change in Control over the value of the consideration actually received by you in settlement of such awards (determined as of the date such consideration is received by you). Further, in the event of your Involuntary Termination on or after the Change in Control Date but on or prior to the date of the Equity Plan Change in Control, the Company shall pay you the Additional Amount as if your employment had continued through the date of the Equity Plan Change in Control. In either case, the payment of the Additional Amount shall be made within 5 days following the determination by the Administrator of the Change in Control Price.

           (c) Short-Term Awards. In the event that (i) the transaction resulting in an Equity Plan Change in Control occurs at such a time or is structured in such a manner so as to make it reasonably likely that you would be subject to actual or potential liability for short-swing profits under Section 16 of the Exchange Act ("Short-Swing Profit Liability") if you were to exercise, tender, sell or otherwise dispose (including through a merger) of your Short-Term Awards as part of, or prior to, such transaction and (ii) your inability to exercise, tender, sell or otherwise dispose of your Short-Term Awards on or prior to the date of such Equity Plan Change in Control eliminates or reduces the value of some or all of your  Short-Term  Awards, then, on the date of the Equity  Plan  Change  in
Control, the Company shall pay you in a cash lump sum the amount of "amount". The provisions of clause (ii) of the previous sentence shall be deemed to apply where (a) you are precluded from exercising, tendering or otherwise disposing of your Short-Term Awards on or prior to the Transaction Date in order to avoid Short-Swing Profit Liability, (b) a Short-Term Award cannot be repurchased, exchanged or cashed-out by the Company (or other person) on or prior to the Transaction Date without a risk of Short-Swing Profit Liability to you, or (c) you are required to delay the exercise, sale, tender, or other disposition of your Short-Term Awards in order to avoid Short-Swing Profit Liability and such delay results in your receiving consideration for your Short-Term Awards (valued at the date such consideration is received) which is of lesser value than the consideration you would have received (valued as of the date of the Equity Plan Change in Control) for such awards had such delay not occurred. The foregoing provisions shall apply to your Equity Awards notwithstanding your Involuntary Termination of employment with the Company on or after the Change in Control Date but prior to the Equity Plan Change in Control. The provisions of this Section 5(c) shall not apply if (A) prior to the Equity Plan Change in Control, the Company provides you at its expense with an opinion from a nationally recognized firm of attorneys stating that the exercise, tender, sale or other disposition of your Short-Term Awards as part of, or prior to, the transaction resulting in the Equity Plan Change in Control will not subject you to Short-Swing Profit Liability and (B) following your receipt of such opinion there is sufficient time for you to exercise, tender, sell or otherwise dispose of your Short-Term Awards on or prior to the Equity Plan Change in Control without impairing the value thereof.

           (d) General. Anything in this Agreement to the contrary notwithstanding, in no event shall the vesting and exercisability provisions applicable to you under the terms of your Equity Awards be less favorable to you then the terms and provisions of such awards in effect on the date hereof.

          6. Legal Fees and Expenses. The Company shall pay or reimburse you on an after-tax basis for all costs and expenses (including, without limitation, court costs and reasonable legal fees and expenses which reflect common practice with respect to the matters involved) incurred by you as a result of any claim, action or proceeding (i) arising out of your termination of employment during the Term, (ii) contesting, disputing or enforcing any right, benefits or obligations under this Agreement or (iii) arising out of or challenging the validity, advisability or enforceability of this Agreement or any provision thereof; provided, however, that the amount of the payments and reimbursements under this Section 6 shall not exceed $2 million.

          7.   Successors; Binding Agreement.

           (a) Assumption by Successor. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided, however, that no such assumption shall relieve the Company of its obligations hereunder. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

           (b) Enforceability; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of you (and your personal representatives and heirs) and the Company and any organization which succeeds to substantially all of the business or assets of the Company,
whether  by  means  of  merger,  consolidation,  acquisition  of   all   or
substantially all of the assets of the Company or otherwise, including, without limitation, as a result of a Change in Control or by operation of law. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

           8. Definitions. For purposes of this Agreement, the following capitalized words shall have the meanings set forth below:

           "Accounting Firm" shall mean Ernst & Young or, if such firm is unable or unwilling to perform such calculations, such other national accounting firm as shall be designated by agreement between you and the Company. To the extent reasonably practicable, one such accounting firm shall be designated to perform the calculations in respect of the Combined Arrangements.

           "Administrator" shall mean the "Administrator" as defined in the applicable Equity Plan or, if no such term is defined in the Equity Plan, the Board.

           "Cause" shall mean a termination of your employment during the Term which is a result of (i) your felony conviction, (ii) your willful disclosure of material trade secrets or other material confidential information related to the business of the Company and its subsidiaries or
(iii) your willful and continued failure substantially to perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or any such actual or anticipated failure resulting from a resignation by you for Good Reason) after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, and which performance is not substantially corrected by you within 10 days of receipt of such demand. For purposes of the previous sentence, no act or failure to act on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4ths) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in clause (i), (ii) or
(iii) of the first sentence of this section and specifying the particulars thereof in detail.

            "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, anything in this Agreement to the contrary notwithstanding, a Change in Control shall be deemed to have occurred if:

          (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

           (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement) individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Incumbent Directors"), cease for any reason to constitute a majority thereof;

          (iii) There occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50 percent of the combined voting power of the Company or other corporation resulting from such Transaction;

           (iv) all or substantially all of the assets of the Company are sold, liquidated or distributed; or

           (v) there is a "change in control" of the Company within the meaning of Section 280G of the Code and the Regulations.

           "Change in Control Date" shall mean the earliest of (i) the date on which the Change in Control occurs, (ii) the date on which the Company executes an agreement, the consummation of which would result in the occurrence of a Change in Control, (iii) the date the Board approves a transaction or series of transactions, the consummation of which would result in a Change in Control and (iv) the date the Company fails to satisfy its obligations to have this agreement assumed by any successor to the Company in accordance with Section 7(a) of this Agreement. If the Change in Control Date occurs as a result of an agreement described in clause (ii) of the previous sentence or as a result of the approval of the Board described in clause (iii) of the previous sentence and the Change in Control to which such agreement or approval relates (the "Contemplated Change in Control") subsequently does not occur, then the Term shall expire on the sixtieth day (the "Reset Date") following the date the Board certifies by resolution duly adopted by three-fourths (3/4ths) of the Incumbent Directors then in office that the Contemplated Change in Control is not reasonably likely to occur; provided, however, that this sentence shall not apply if (A) an Involuntary Termination of your employment with the Company has occurred on and after the Change in Control Date and on or prior to the Reset Date or (B) the Contemplated Change in Control subsequently occurs within three months of the Reset Date. Following the Reset Date, the provisions of this Agreement shall remain in effect and a new Term shall commence upon the occurrence of a subsequent Change in Control Date. Notwithstanding the first sentence of this section, if your employment with the Company terminates prior to the Change in Control Date and it is reasonably demonstrated that your termination of employment (i) was at the request of the third party who has taken steps reasonably calculated to effect the Change in Control or (ii) otherwise arose in connection with or in anticipation of the Change in Control, then Change in Control Date shall mean the date immediately prior to the date of your termination of employment.

           "Change in Control Price" shall mean the "Change in Control Price" as defined in the applicable Equity Plan and determined by the Administrator as of the date of the Equity Plan Change in Control, whether or not the Administrator is required under the terms of the applicable Equity Plan to determine such price as of such date.

           "Combined Arrangements" shall mean this Agreement, the Retention Agreements entered into as of the date first set forth above between the Company and certain of its executive officers, any Retention Agreement entered into after the date hereof which is specifically designated by the terms thereof as one of the Combined Arrangements and the Supplement to the Severance Plan.

           "Combined Payments" shall mean the aggregate cash amount of (i) severance payments made to you under Section 3(a) of this Agreement or to any other employee or former employee under the corresponding provisions of the applicable Combined Arrangement, (ii) severance payments made under Sections 2(e) and 2(f) of the Supplement or the corresponding provisions of the applicable Combined Arrangement, (iii) Gross-Up Payments made to you under Section 6 of this Agreement or to any other employee or former employee under the corresponding provisions of the applicable Combined Arrangement, (iv) fees and expenses which are paid or reimbursed to you under Section 6 of this Agreement or to any other employee or former employee under the corresponding provisions of the applicable Combined Arrangement, (v) payments made to you under Section 5 of this Agreement or to any other employee or former employee under the corresponding provisions of the applicable Combined Arrangement and (vi) costs incurred by the Company in respect of any employee or former employee under Section 2(d) of the Supplement or the corresponding provisions of the applicable Combined Arrangement.

           "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.

          "Common Stock" shall mean the common stock of the Company.

           "Disability" shall mean (i) your incapacity due to physical or mental illness which causes you to be absent from the full-time performance of your duties with the Company for six (6) consecutive months, and (ii) your failure to return to full-time performance of your duties for the Company within thirty (30) days after written Notice of Termination due to Disability is given to you. Any question as to the existence of your Disability upon which you and the Company cannot agree shall be determined by a qualified independent physician selected by you (or, if you are unable to make such selection, such selection shall be made by any adult member of your immediate family), and approved by the Company. The determination of such physician made in writing to the Company and to you shall be final and conclusive for all purposes of this Agreement.

           "ELTSOP" shall mean the Apple Computer, Inc. 1987 Executive Long Term Stock Option Plan, as amended, and any successor plan thereto.

          "Equity Awards" shall mean options, restricted stock, bonus stock or other grants or awards which consist of, or relate to, equity securities of the Company and which have been granted to you under the Equity Plans. For purposes of this Agreement, Equity Awards shall also include any securities acquired upon the exercise of an option, warrant or similar right that constitutes an Equity Award.

          "Equity Plan Change in Control" shall mean a change in control of the Company as defined in the applicable Equity Plan.

           "Equity Plans" shall mean the Stock Option Plan, the ELTSOP, and any other equity-based incentive plan or arrangement adopted by the Company.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor provisions thereto.

           "Good Reason" shall mean a resignation of your employment during the Term as a result of any of the following:

           (i) A meaningful and detrimental alteration in your position, your titles, or the nature or status of your responsibilities (including your reporting responsibilities) from those in effect immediately prior to the Change in Control Date;

           (ii) A reduction by the Company in your annual base salary as in effect immediately prior to the Change in Control Date or as the same may be increased from time to time thereafter; a failure by the Company to increase your salary at a rate commensurate with that of other key executives of the Company; or a reduction in your target annual bonus (expressed as a percentage of base salary) below the target in effect for you prior to the Change in Control Date;

           (iii) The relocation of the office of the Company where you are employed immediately prior to the Change in Control Date (the "CIC Location") to a location which is more than fifty (50) miles away from the CIC Location or the Company's requiring you to be based more than fifty (50) miles away from the CIC Location (except for required travel on the Company's business to an extent substantially consistent with your customary business travel obligations in the ordinary course of business prior to the Change in Control Date);

           (iv) The failure by the Company to continue in effect any compensation plan in which you participated prior to the Change in Control Date or made available to you after the Change in Control
     Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan in connection with the Change in Control, or the failure by the Company to continue your participation therein on at least as favorable a basis, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed on the Change in Control Date;

           (v) The failure by the Company to continue to provide you with benefits at least as favorable in the aggregate to those enjoyed by you under the Company's pension, savings, life insurance, medical, health and accident, disability, and fringe benefit plans and programs in which you were participating immediately prior to the Change in Control Date; or the failure by the Company to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately prior to the Change in Control;

          (vi) The failure of the Company to obtain an agreement reasonably satisfactory to you from any successor to assume and agree to perform this Agreement, as contemplated in Section 7(a) hereof or, if the business of the Company for which your services are principally performed is sold at any time after a Change in Control, the failure of the Company to obtain such an agreement from the purchaser of such business;

                (vii) Any termination of your employment which is not effected pursuant to the terms of this Agreement; or

           (viii) A material breach by the Company of the provisions of this Agreement;

provided, however, that an event described above in clause (i), (ii), (iv),
(v) or (viii) shall not constitute Good Reason unless it is communicated by you to the Company in writing and is not corrected by the Company in a manner which is reasonably satisfactory to you (including full retroactive correction with respect to any monetary matter) within 10 days of the Company's receipt of such written notice from you.

           "Involuntary Termination" shall mean (i) your termination of employment by the Company and its subsidiaries during the Term other than for Cause or Disability or (ii) your resignation of employment with the Company and its subsidiaries during the Term for Good Reason.

           "Limit" shall mean the dollar amount determined in accordance with the formula [A x B x C], where

          A    equals 0.02;

          B equals the number of issued and outstanding shares of Common Stock of the Company immediately prior to the Change in Control Date; and

          C equals the greater of (i) (A) if the Common Stock is listed on any established stock exchange or national market system (including, without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the highest closing sale price (or closing bid price, if no sales are reported) of a share of Common Stock, or (B) if the Common Stock is regularly quoted on the NASDAQ System (but not on a national market system) or quoted by a recognized securities dealer but selling prices are not reported, the highest mean between the high and low asked prices for the Common Stock, in each case, on any day during the ninety-day period ending on the Change in Control Date, and (ii) the highest price paid or offered, as determined by the Accounting Firm, in any bona fide transaction or bona fide offer related to the Change in Control.

           "Payment" means (i) any amount due or paid to you under this Agreement, (ii) any amount that is due or paid to you under any plan, program or arrangement of the Company and its subsidiaries (including, without limitation, the Equity Plans), and (iii) any amount or benefit that is due or payable to you under this Agreement or under any plan, program or arrangement of the Company and its subsidiaries not otherwise covered under clause (i) or (ii) hereof which must reasonably be taken into account under
Section 280G of the Code and the Regulations in determining the amount of the "parachute payments" received by you, including, without limitation, any amounts which must be taken into account under the Code and Regulations as a result of (A) the acceleration of the vesting of any option, restricted stock or other equity award granted under the Equity Plans or otherwise, (B) the acceleration of the time at which any payment or benefit is receivable by you or (C) any contingent severance or other amounts that are payable to you.

          "Reference Bonus" shall mean the greater of (i) the target annual bonus applicable to you for the year in which your Involuntary Termination occurs and (ii) the highest target annual bonus applicable to you in any of the three years ending prior to the Change in Control Date.

           "Reference Salary" shall mean the greater of (i) the annual rate of your base salary from the Company and its subsidiaries in effect immediately prior to the date of your Involuntary Termination and (ii) the annual rate of your base salary from the Company in effect at any point during the three-year period ending on the Change in Control Date.

           "Regulations" shall mean the proposed, temporary and final regulations under Section 280G of the Code or any successor provision thereto.

           "Severance Plan" means the Apple Computer, Inc. Executive Severance Plan, as amended.

           "Short-Term Awards" shall mean Equity Awards which have been granted to you within the six-month period ending on the date of a Equity Plan Change in Control. For purposes of this Agreement, Short-Term Awards shall also include any securities acquired upon the exercise of an Equity Award that constitutes a Short-Term Award.

           "Stock Option Plan" shall mean the Apple Computer, Inc. 1990 Stock Option Plan, as amended, and any successor plan thereto.

          "Supplement" means the amendment to the Severance Plan adopted as of the date of this Agreement and any future amendment thereto.

           "Taxes" shall mean the federal, state and local income taxes to which you are subject at the time of determination, calculated on the basis of the highest marginal rates then in effect, plus any additional payroll or withholding taxes to which you are then subject.

          "Transaction Date" shall mean the date described in clause (i) of the definition of Change in Control Date.

           9. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Board of Directors, Apple Computer, Inc., 1 Infinite Loop, M/S: 381, Cupertino, CA 95014, with a copy to the General Counsel of the Company, or to you at the address set forth on the first page of this Agreement or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          10.  Miscellaneous.

           (a) Amendments, Waivers, Etc. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and this Agreement shall supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to the subject matter hereof; provided, however, that, except as expressly set forth herein, this Agreement shall not supersede the terms of Equity Awards previously granted to you.

           (b) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

           (c) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

           (d) No Contract of Employment. Nothing in this Agreement shall be construed as giving you any right to be retained in the employ of the Company or shall affect the terms and conditions of your employment with the Company prior to the commencement of the Term hereof.

          (e) Withholding. Amounts paid to you hereunder shall be subject to all applicable federal, state and local withholding taxes.

           (f) Source of Payments. All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. You will have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

           (g)   Headings.   The headings contained in this  Agreement  are
intended solely for convenience of reference and shall not affect the rights of the parties to this Agreement.

           (h) Governing Law. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of California applicable to contracts entered into and performed in such State.









                            *       *      *       *

           If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                                        Sincerely,

                                   APPLE COMPUTER, INC.



                                   By______________________
                                       Name:
                                       Title:


Agreed to as of this     day of     , 1995.



____________________________
"name"